6



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 19, 2005

                            ------------------------


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



        Virginia                   000-23847                   54-1873994
(State or other jurisdiction of   (Commission               (I.R.S. Employer
incorporation or organization)    File Number)             Identification No.)

                            ------------------------

                               25020 Shore Parkway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)
                            ------------------------


       Registrant's telephone number, including area code: (757) 787-1335

Item 7.    Financial Statements and Exhibits.

  (c) Exhibits.
           99.1 Press Release issued by Shore Financial Corporation, dated April 19, 2005.


Item 12.    Results of Operations and Financial Condition.

         On April 19, 2005, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended March 31, 2005. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SHORE FINANCIAL CORPORATION


                                       By: /s/ Steven M. Belote
                                           -------------------------------
                                               Steven M. Belote
                                               Vice President and
                                               Chief Financial Officer


April 19, 2005

FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, April 19, 2005

             Shore Financial Corporation Announces Earnings Increase

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings were $631,100, or $0.30 per diluted share, for the three months ended March 31, 2005, compared to earnings of $600,800, or $0.29 per diluted share, for the same period of 2004. Earnings benefited from several factors during the quarter, including continued loan and deposit growth, an improved net interest margin and increased activity in the bank's mortgage banking sector.

         The company's net interest income increased 19.3% to $2.1 million for the quarter ended March 31, 2005, as compared to the same period of 2004. This increase resulted primarily from loan growth. Spearheaded by a 28.4% and 23.0% increase in the bank's commercial and mortgage loan portfolios, respectively, total loans grew 22.1% to $182.8 million March 31, 2005, as compared to March 2004. The company's total assets at the end of the quarter were $240.1 million, representing a 17.1% increase since March 2004. Deposit balances ended the quarter at $192.4 million, a 9.3% increase since March 2004. Noninterest-bearing deposit growth remained strong with an increase of 23.4% during the period, while lower-costing interest-bearing transaction accounts and time deposits increased 8.9% and 6.1%, respectively, during the period.

         Noninterest income for the March 2005 quarter was $522,200, compared to $519,100 for the March 2004 quarter end. During the quarter, the bank's mortgage banking operation contributed $32,000 in fees to the company's earnings. Gains on sales of securities positively impacted 2004 and 2003 annual earnings by $90,400 and $94,000, respectively.

         Other factors impacting earnings included the major investments made by the company in infrastructure over the past twelve months. These include opening a new facility that combined operations and corporate offices and upgrading the company's computer systems which included new hardware, software, and additional security protection. These expenditures were incurred in order to accommodate and support continued asset growth. As a result, noninterest expense for the March 2005 quarter was $1.60 million, as compared to $1.28 million during the same period of 2004. The company also experienced increases in employee compensation and benefits expense and professional fees.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ National Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full service banking facilities, six ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and nondeposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-KSB report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920 Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com



Financial Highlights:

                                      Three Months Ended March 31,
                                 ---------------------------------------
                                        2005                2004
                                 ------------------- -------------------
OPERATIONS:

Net Interest Income                      $2,073,100          $1,737,300

Noninterest Income                          522,200             519,100

Loan Loss Provision                          78,200             104,700

Noninterest Expense                       1,600,500           1,278,000

Income Tax Expense                          285,500             272,900

Net Income                                  631,100             600,800


RATIOS AND OTHER FINANCIAL DATA:

Total Shares Outstanding                  2,070,697           2,062,324

Weighted Avg Shares-Basic*                2,067,758           2,062,000

Weighted Avg Shares-Diluted*              2,099,230           2,091,200

Basic Earnings Per Share                      $0.31               $0.29

Diluted Earnings Per Share                    $0.30               $0.29

Total Assets                            240,074,800         204,980,500

Gross Loans                             182,762,700         149,672,100

Deposits                                192,443,200         176,039,900

Total Equity                             22,040,400          20,944,200

Average Assets                          236,919,000         201,060,000

Average Equity                           22,296,000          20,535,000

Net Interest Margin                           3.80%               3.76%

Return on Average Assets                      1.07%               1.20%

Return on Average Equity                     11.32%              11.70%

Efficiency Ratio                             63.41%              58.61%
